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                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Community Financial Corporation
38 North Central Avenue
Staunton, Virginia  24401

Gentlemen:

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 our report dated April 24, 1996, relating to the consolidated financial statements of Community Financial Corporation and subsidiary appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1996.




                                        /s/ BDO Seidman, LLP
                                        --------------------
                                        BDO Seidman, LLP



Richmond, Virginia
June 20, 1996